EISNERAMPER

EisnerAmper LLP
750 Third Avenue
New York, NY 10017
T 212.949.8700
F 212.891.4100
www.eisneramper.com

June 6, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by National Holdings Corporation under Item 4.01 of its Form 8-K dated June 6, 2018. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of National Holdings Corporation contained therein.

Very truly yours,

EisnerAmper LLP

/s/ EisnerAmper LLP